1Q 2020 | Earnings Highlights | April 23, 2020

Forward Looking Statement This presentation contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward- looking statements include, but are not limited to, statements relating to First Merchants’ goals, intentions and expectations; statements regarding the First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the effects of a pandemic or other unforeseeable event; the ability of First Merchants to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like First Merchants’ affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with the First Merchants’ business; and other risks and factors identified in each of First Merchants’ filings with the Securities and Exchange Commission. First Merchants undertakes no obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this presentation or press release. In addition, the company’s past results of operations do not necessarily indicate its anticipated future results. NON-GAAP FINANCIAL MEASURES These slides contain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, First Merchants Corporation has provided reconciliations within the slides, as necessary, of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

Michael C. Rechin President Chief Executive Officer

1st Quarter 2020 Highlights Earnings Per Share of $.62; Net Income of $34.3 Million; ROA 1.09% Total Assets of $12.7 Billion; Grew by 24.3% over 1Q 2019 Organic Loan & Deposit Growth of 7.9% and 8.9%, respectively, over 1Q 2019 $19.8 Million Provision; Allowance increased by 22.9% over 1Q 2019 Tangible Common Equity to Assets of 9.91%; Allowance & Fair Value Marks totaling 1.54% of Loans $22.46 TBV Per Share, 11.9% Increase over 1Q 2019 4

Response to COVID-19 Supporting our Employees’ Health and Financial Stability Enabled over 1,000 associates to work from home Provided additional 80 hours of paid time off for all full time associates for COVID-19 related sick and dependent care Covered the cost of any medical testing or care related to COVID-19 under medical plans Supported employee physical health, mental health and financial wellness through Employee Assistance Program providing personalized counseling available 24/7 Around-the-clock personalized and confidential internal Human Resource support through myHR technology 5

Response to COVID-19 Supporting Businesses in our Communities SBA Paycheck Protection Program institution with more than 3,750 applications and greater than $750 Million funded to businesses benefiting more than 120,000 employees (FMB is, and has been, a preferred SBA Lender) Over $200 Million in Commercial Loan modifications, ~3% of the portfolio Evaluating and preparing for the potential rollout of the Main Street Lending Program to support larger businesses Extending credit to qualified borrowers of all sizes for working capital New Remote Deposit Capture and Wire modules provided to business clients for a specific period without monthly fees 6

Response to COVID-19 Supporting our Communities and Clients First Merchants CARES... $1,000,000 commitment to impacted First Merchants markets through local non profit organizations All Banking Centers are open and accessible to clients by drive thru with lobby service and individual meetings by appointment Leveraged digital banking, call center and banking centers to provide uninterrupted customer service Enhanced mobile and online services, such as increased mobile deposit limits, to allow more transactions to be completed outside of the branch Consumer and Mortgage Loan payment deferral for up to 90 days without incurring fees or impact to credit report Hardship Bridge Loans (0% interest rate) to qualified consumer banking customers providing deferred payments for 90 days Client alerts focused on COVID-19 Scams and Fraud Education and Prevention 7

Mark K. Hardwick Executive Vice President Chief Financial Officer and Chief Operating Officer

Total Assets ($ in Millions) 2018 2019 Q1-’19 Q1-’20 1. Investments $1,633 $2,596 $1,863 $2,698 2. Loans 7,229 8,468 7,303 8,612 3. Allowance (81) (80) (81) (99) 4. Goodwill & Intangibles 470 579 468 577 5. BOLI 225 288 226 290 6. Other 409 606 432 616 7. Total Assets $9,885 $12,457 $10,211 $12,694 Annualized Asset Growth 26.0% 7.6% 1 1 Annualized from December 31, 2019 9

Loan Yield and Detail (as of March 31, 2020) YTD Yield = 4.85% Total Loans = $8.6 Billion Commercial Agricultural Real Estate Construction Land & Agricultural Land Public Non-Owner Land Development Production 2.7% Finance/Other Occupied 7.5% 1.0% Commercial 24.6% Variable = $5.7 Billion 6.8% Fixed = $2.9 Billion Residential Mortgage 13.1% Home Equity LIBOR- 6.6% Based Prime- 37% Based 17% Other Commercial Consumer Real Estate 1.5% Owner-Occupied 10.7% Commercial & Industrial Fixed Rate Other 25.5% 33% Variable Rates 13% 10

Investment Portfolio (as of March 31, 2020) Tax-Exempt Mortgage-Backed Municipals Securities $2.7 Billion Portfolio 47% 37% Modified duration of 4.3 years Tax equivalent yield of 3.16% Net unrealized gain of $121.7 Million Collateralized Mortgage Corporate U. S. Agencies Obligations Obligations 2% 13% 1% 11

Total Liabilities and Capital ($ in Millions) 2018 2019 Q1-’19 Q1-’20 1. Customer Non-Maturity Deposits $6,268 $8,147 $6,439 $8,256 2. Customer Time Deposits 1,241 1,478 1,375 1,411 3. Brokered Deposits 246 215 234 203 Total Deposits 7,755 9,840 8,048 9,870 4. Borrowings 538 599 481 716 5. Other Liabilities 51 98 92 206 6. Hybrid Capital 133 134 134 124 7. Common Equity 1,408 1,786 1,456 1,778 8. Total Liabilities and Capital $9,885 $12,457 $10,211 $12,694 12

Deposit Detail (as of March 31, 2020) Certificates & Time YTD Cost = 1.06% Certificates & Deposits Time Deposits Total = $9.9 Billion Savings >$100,000 <$100,000 Deposits 7% 7% 30% Brokered Deposits 2% Demand Deposits 54% 13

Capital Ratios Total Risk-Based Capital Ratio (Target = 12.50%) Common Equity Tier 1 Capital Ratio (Target = 10.00%) Tangible Common Equity Ratio (TCE) (Target = 9.00%) 15.00% 14.71% 14.61% 14.56% 14.37% 14.25% 14.29% 13.81% 13.80% 14.00% 13.69% 13.00% 12.12% 12.14% 12.13% 11.98% 12.05% 12.00% 11.64% 11.58% 11.21% 11.04% 11.00% 10.16% 10.14% 10.07% 9.97% 9.95% 10.00% 9.91% 9.55% 9.32% 9.36% 9.00% 8.00% 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 14

Net Interest Margin Q1 - '18 Q2 - '18 Q3 - '18 Q4 - '18 Q1 - '19 Q2 - '19 Q3 - '19 Q4 - '19 Q1 - '20 Net Interest Income - FTE ($millions) $ 82.5 $ 87.2 $ 89.2 $ 90.7 $ 87.8 $ 88.4 $ 92.3 $ 101.2 $ 97.8 Fair Value Accretion $ 3.2 $ 3.8 $ 3.2 $ 3.9 $ 2.3 $ 2.2 $ 2.5 $ 5.0 $ 3.5 Tax Equivalent Yield on Earning Assets 4.57% 4.74% 4.88% 4.97% 4.89% 4.86% 4.77% 4.63% 4.38% Interest Expense/Average Earning Assets 0.65% 0.75% 0.83% 0.93% 1.05% 1.15% 1.15% 1.01% 0.92% Net Interest Margin 3.92% 3.99% 4.05% 4.04% 3.84% 3.71% 3.62% 3.62% 3.46% Fair Value Accretion Effect 0.15% 0.18% 0.15% 0.17% 0.09% 0.09% 0.10% 0.18% 0.12% 15

Non-Interest Income ($ in Millions) 2018 2019 Q1-’19 Q1-’20 1. Service Charges on Deposit Accounts $ 21.0 $23.0 $ 5.1 $ 6.0 2. Wealth Management Fees 14.9 17.6 3.8 6.0 3. Card Payment Fees 18.0 20.2 4.8 5.9 4. Gains on Sales of Mortgage Loans 7.0 7.9 1.3 3.4 5. Derivative Hedge Fees 2.5 5.4 0.8 1.9 6. Other Customer Fees 1.9 1.7 0.5 0.4 7. Cash Surrender Value of Life Ins 4.2 4.5 1.0 1.4 8. Gains on Sales of Securities 4.3 4.4 1.1 4.6 9. Other 2.7 2.0 0.3 0.2 10. Total Non-Interest Income $76.5 $86.7 $18.7 $29.8 16

Non-Interest Expense ($ in Millions) 2018 2019 Q1-’19 Q1-’20 1. Salary & Benefits $131.7 $144.0 $33.0 $39.2 2. Premises & Equipment 32.7 35.8 8.7 10.2 3. Intangible Asset Amortization 6.7 6.0 1.5 1.5 4. Professional & Other Outside Services 8.2 15.4 1.9 2.3 5. OREO/Credit-Related Expense 1.5 2.4 1.2 0.5 6. FDIC Expense 2.9 0.7 0.7 1.5 7. Outside Data Processing 13.2 16.5 3.7 4.2 8. Marketing 4.7 6.7 1.1 1.4 9. Other 18.4 19.3 4.8 5.3 10. Total Non-Interest Expense $220.0 $246.8 1 $56.6 $66.1 1Includes acquisition-related expenses of $13.7 million 17

Earnings ($ in Millions) 2018 2019 Q1-’19 Q1’20 1. Net Interest Income $ 338.8 $356.7 $ 84.9 $93.9 2. Provision for Loan Losses (7.2) (2.8) (1.2) (19.8) 3. Net Interest Income after Provision 331.6 353.9 83.7 74.1 4. Non-Interest Income 76.5 86.7 18.7 29.8 5. Non-Interest Expense (220.0) (246.8) (56.6) (66.1) 6. Income before Income Taxes 188.1 193.8 45.8 37.8 7. Income Tax Expense (29.0) (29.3) (6.9) (3.5) 8. Net Income Avail. for Distribution $ 159.1 $164.5 $ 38.9 $34.3 1 9. EPS $ 3.22 $ 3.19 $ 0.78 $0.62 10. Efficiency Ratio 50.21% 52.73%2 51.18% 52.17% 1Acquisition-related expenses reduced EPS by $0.21 2Acquisition-related expenses increased the Efficiency Ratio by 3.04% 18

Per Share Results 2019 Q1 Q2 Q3 Q4 Total 1. Earnings Per Share $ .78 $ .83 1 $ .711 $ .87 1 $ 3.191 2. Dividends $ .22 $ .26 $ .26 $ .26 $ 1.00 3. Tangible Book Value $20.07 $21.01 $21.26 $21.94 2020 Q1 Q2 Q3 Q4 Total 1. Earnings Per Share $ .62 – – – $ .62 2. Dividends $ .26 – – – $ .26 3. Tangible Book Value $22.46 1Acquisition-related expenses reduced EPS by $0.01 in Q2; $0.17 in Q3; $0.03 in Q4; and $0.21 for full-year 2019 19

Dividends and Tangible Book Value Quarterly Dividends Tangible Book Value .26 0.26 $22.46 0.24 $21.94 .22 0.22 $19.12 0.20 .18 $16.96 0.18 $15.85 .15 $14.68 0.16 .14 $13.65 0.14 $12.17 $10.95 .11 0.12 $9.21 $9.64 0.10 .08 0.08 0.06 .05 0.04 .03 0.02 .01 0.00 3.93% Forward Dividend Yield Compound Annual Growth Rate of 10.12% Equals 41.9% Dividend Payout Ratio 20

Michele M. Kawiecki Senior Vice President Director of Finance

Other Impacts of CARES Act Deferral of CECL Elected Provision calculated using the incurred loss method; Increase in 1Q Provision driven by qualitative factor for economic conditions CECL preparedness reflected in 10-K disclosure of Day 1 CECL adoption increase of 55-65% CECL models were validated in 4Q 2019 Moody’s forecasts are used for CECL modeling Loan default rates primarily correlated with Unemployment Rate in CECL models Effective Tax Rate Rate is low due to $1.2 Million in Net Operating Loss Carry Back and level of Provision 22

ALLL and Fair Value Summary ($ in Millions) Q2-'19 Q3-'19 Q4-'19 Q1-'20 1. Beginning Allowance for Loan Losses (ALLL) $ 80.9 $ 81.3 $ 80.6 $ 80.3 2. Less: Net Charge-offs (Recoveries) 0.1 1.3 0.8 0.6 3. Add: Provision Expense 0.5 0.6 0.5 19.8 4. Ending Allowance for Loan Losses (ALLL) $ 81.3 $ 80.6 $ 80.3 $ 99.5 5. Specific Reserves $ 2.3 $ 2.3 $ 0.7 $ 0.6 6. ALLL/Non-Accrual Loans 317.0% 354.5% 503.4% 635.5% 7. ALLL/Non-Purchased Loans 1.19% 1.16% 1.11% 1.33% 8. ALLL/Loans 1.08% 0.97% 0.95% 1.15% 9. Fair Value Adjustment (FVA) $ 25.6 $ 41.3 $ 36.6 $ 33.1 10. Total ALLL plus FVA 106.8 121.9 116.9 132.5 11. Purchased Loans plus FVA 732.5 1,410.3 1,271.2 1,155.1 12. FVA/Purchased Loans plus FVA 3.49% 2.93% 2.88% 2.86% 23

John J. Martin Executive Vice President Chief Credit Officer

Loan Portfolio Trends Change Change Linked Quarter Year Over Year ($ in Millions) 2018 2019 Q1-'19 Q1-'20 $ % $ % 1. Commercial & Industrial $ 1,498 $ 1,802 $ 1,521 $ 1,858 $ 56 3.1% $ 337 22.2% 2. Sponsor Finance 233 312 272 345 33 10.6% 73 26.8% 3. CRE Owner Occupied 725 910 714 921 11 1.2% 207 29.0% 4. Construction, Land and 546 787 542 644 (143) (18.2%) 102 18.8% Land Development 5. CRE Non-Owner Occupied 1,861 1,899 1,884 2,114 215 11.3% 230 12.2% 6. Agricultural Production 92 94 80 87 (7) (7.4%) 7 8.8% 7. Agricultural Land 242 240 237 229 (11) (4.6%) (8) (3.4%) 8. Public Finance/Other Commercial 433 547 428 587 40 7.3% 159 37.1% 9. Total Commercial Loans 5,630 6,591 5,678 6,785 194 2.9% 1,107 19.5% 10. Residential Mortgage 970 1,149 980 1,127 (22) (1.9%) 147 15.0% 11. Home Equity 528 589 536 570 (19) (3.2%) 34 6.3% 12. Other Consumer 101 139 109 130 (9) (6.5%) 21 19.3% 13. Total Residential Mortgage and 1,599 1,877 1,625 1,827 (50) (2.7%) 202 12.4% Consumer Loans 14. Total Loans $ 7,229 $ 8,468 $ 7,303 $ 8,612 $ 144 1.7% $ 1,309 17.9% Construction Concentration1 50% 62% 49% 49% Investment RE Concentration1 221% 212% 221% 208% 1As a % of Risk Based Capital 25

Commercial Portfolio by NAICS

($ in Millions) Segments based on NAICS Code	Q1 - '20 Balances	Percent of Total Loans	Average Loan Size
Manufacturing	$ 666	7.7%	$ 0.8
Public Administration	534	6.2%	3.6
Agriculture	370	4.3%	0.2
Other Administrative Services	302	3.5%	0.4
Wholesale Trade	301	3.5%	0.7
Senior Living	298	3.5%	5.2
Retail Trade	220	2.6%	0.2
Hotels	188	2.2%	2.1
Medical	173	2.0%	0.6
Finance & Insurance	158	1.8%	0.6
Professional Service	153	1.8%	0.3
Restaurant & Food Services[1]	152	1.8%	0.3
Construction	137	1.6%	0.2
Other Service	118	1.4%	0.2
Private Banking/Private Household	105	1.2%	0.3
Specialty Trade	102	1.2%	0.1
Transportation & Warehouse	100	1.2%	0.1
Religious Organizations	98	1.1%	0.4
Dental	86	1.0%	0.2
Mining & Utilities	38	0.4%	1.2
Veterinary	21	0.2%	0.2
Total Commercial Portfolio by NAICS	4,320	50.2%	0.4
Lessors of Real Estate NAICS	2,465	28.6%	
Mortgage and Consumer Loans	1,827	21.2%	
Total Loans	$ 8,612	100.0%	



Transportation & Warehouse, $100
Other Segments under $100MM $243
Manufacturing, $666
Specialty Trade, $102
Private Household, $105
Public Admin, $534
Other Service, $118
Construction, $137
Restaurant & Food Services, $152
Professional Service, $153
Finance & Insurance, $158
Medical, $173
Hotels, $188
Retail Trade, $220
Agriculture, $370
Other Admin Services, $302
Wholesale Trade, $301
Senior Living, $298

[1] $44MM of loans with NAICS of Lessors of RE have been moved to Restaurants for clearer illustration of exposure.

First Merchants Corporation

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Commercial Portfolio Mod Requests

($ in Millions) Segments based on NAICS Code	Q1 - '20 Balances	% Loans with Mods	$ Loans with Mods
Manufacturing	$ 666	2.5%	$ 16.9
Public Administration	534	-	-
Agriculture	370	-	-
Other Administrative Services	302	2.3%	6.8
Wholesale Trade	301	1.0%	3.0
Senior Living	298	0.6%	1.7
Retail Trade	220	5.6%	12.4
Hotels	188	1.8%	3.3
Medical	173	2.8%	4.9
Finance & Insurance	158	-	0.1
Professional Service	153	-	0.1
Restaurant & Food Services[1]	152	14.3%	21.8
Construction	137	0.6%	0.8
Other Services	118	4.8%	5.7
Private Banking/Private Household	105	0.2%	0.2
Specialty Trade	102	0.5%	0.5
Transportation & Warehouse	100	2.8%	2.8
Religious Organizations	98	2.1%	2.1
Dental	86	16.5%	14.2
Mining & Utilities	38	-	-
Veterinary	21	-	-
Total Commercial Portfolio by NAICS	4,320	2.3%	97.3
Lessors of Real Estate NAICS	2,465	4.5%	110.2
Mortgage and Consumer Loans	1,827	1.4%	26.2
Total Loans	$ 8,612		$ 233.7

Mod Requests and Loan Balances ($ in Millions)



Manufacturing
Public Administration
Agriculture
Other Administrative Services
Wholesale Trade
Senior Living
Retail Trade
Hotels
Medical
Finance & Insurance
Professional Service
Restaurant & Food Services
Construction
Other Service
Private Banking/Private Household
Specialty Trade
Transportation & Warehouse
Religious Organizations
Dental
Mining & Utilities
Veterinary
$666
$534
$370
$302
$301
$298
$220
$188
$173
$158
$153
$152
$137
$118
$105
$102
$100
$98
$86
$38
$21
Loan Balance
Mod Requests

[1] $44MM of loans with NAICS of Lessors of RE have been moved to Restaurants for clearer illustration of exposure.

First Merchants Corporation

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C & I Line Utilization Line utilization stable Year over Year Isolated instances of defensive line draws 28

Structured Finance Public Finance (2015) $560MM in loans and $1.5B in deposits 85% Tax Based and 15% Public Private Partnerships Sponsor Finance (2016) $430MM in Commitments and $345MM in Balances Debt Capital Markets (2018) Primarily working Sell Side Transactions (FMB as Agent) Investment Real Estate, Middle Market and Sponsor support Asset Based Lending (2019) Systemically controlled draw process monitored by Secured Credit Department First Marketing piece mailed April 13, 2020 29

Sponsor Finance Market to Private Equity Firms in the Midwest and Southeast who acquire companies with less than $10 Million in EBITDA. Led by former Midwest Region Chief Risk Officer for GE Corporate Lending Monthly Portfolio Sheets Reviewed by Sponsor Finance line of business Quarterly Portfolio Review with Chief Credit Officer / Chief Banking Officer Senior Secured, Amortizing Term Loans and Revolving Lines of Credit Summary 38 Borrowers, $430 Million Committed and $345 Million Outstanding 14 Borrowers with Senior Leverage < 2x 7 Borrowers with Senior Leverage > 3x (2 of which are ABL) 1 Substandard Borrower ($25 Million Senior / $12 Million Junior / $85 Million Equity) 5 Borrowers seeking COVID P&I Deferrals 30

Investment Real Estate ($ in Millions) Percent % Loans $ Loans Q1 - '20 of Total Average with with Investment Real Estate Balances Loans Loan Size Mods Mods Multi-family $ 703 8.2% $ 1.3 1.6% $ 11.5 Commercial Real Estate 1,411 16.4% 1.1 5.3% 75.2 Retail - $233 million $ 2,114 $ 86.7 Investment Real Estate Loans by State % Total Top Metro Areas Balance Inv. RE Indianapolis, IN $ 323 15.3% Columbus, OH 214 10.1% Chicago, IL 188 8.9% Northwest Indiana 144 6.8% Fort Wayne, IN 130 6.1% Detroit, MI 76 3.6% 31

Mortgage Lending Pipeline strong with dollars up 52% at the end of the 1st quarter Year over Year Mortgage Pipeline Strong refinance demand has allowed for $140,000 small price premium to market $120,000 $124,500 Placing 15 year fixed rate fully salable on $100,000 balance sheet at yield favorable to $80,000 comparable MBS $82,000 $60,000 Able to offer extended locks with minimal $40,000 impact on gain sale percentage $20,000 The jumbo market for existing home $0 purchases remains strong in our Columbus Pipeline dollars in thousands and Indianapolis markets. Placing 7/1 and 3/31/2019 3/31/2020 10/1 jumbo mortgages on balance sheet 32

Residential Mortgage & Consumer Loan Mods ($ in Millions) Percent % Loans $ Loans Residential Mortgage and Q1 - '20 of Total with with Consumer Loans Balances Loans Mods Mods Residential Mortgage $ 1,127 13.1% 2.2% $ 24.6 Home Equity 570 6.6% 0.1% 0.8 Other Consumer 130 1.5% 0.6% 0.8 $ 1,827 21.2% 1.4% $ 26.2 33

Asset Quality Summary Change Change ($ in Millions) Linked Quarter Year Over Year 2018 2019 Q1-'19 Q1-'20 $ % $ % 1. Non-Accrual Loans $ 26.1 $ 16.0 $ 28.0 $ 15.6 $ (0.4) (2.5%) $ (12.4) (44.3%) 2. Other Real Estate 2.2 7.5 1.9 8.0 0.5 6.7% 6.1 321.1% 3. Renegotiated Loans 1.1 0.8 0.7 0.7 (0.1) (12.5%) - - 4. 90+ Days Delinquent Loans 1.9 0.1 0.1 0.3 0.2 200.0% 0.2 200.0% 5. Total NPAs & 90+ Days Delinquent $ 31.3 $ 24.4 $ 30.7 $ 24.6 $ 0.2 0.8% $ (6.1) (19.9%) 6. Total NPAs & 90+ Days/Loans & ORE 0.4% 0.3% 0.4% 0.3% 7. Classified Loans $167.4 $200.1 $ 165.1 $ 207.0 $ 6.9 3.4% $ 41.9 25.4% 8. Classified Loans/Total Loans 2.3% 2.4% 2.3% 2.4% 34

Non-Performing Asset Reconciliation ($ in Millions) Q2-'19 Q3-'19 Q4-'19 Q1-'20 1. Beginning Balance NPAs & 90+ Days Delinquent $ 30.7 $ 27.6 $ 30.5 $ 24.4 Non-Accrual 2. Add: New Non-Accruals 1.6 7.5 2.3 2.8 3. Less: To Accrual/Payoff/Renegotiated (2.5) (2.1) (6.9) (1.2) 4. Less: To OREO - (6.4) (0.8) (0.7) 5. Less: Charge-offs (1.5) (1.9) (1.3) (1.3) 6. Increase / (Decrease): Non-Accrual Loans (2.4) (2.9) (6.7) (0.4) Other Real Estate Owned (ORE) 7. Add: New ORE Properties - 6.5 0.8 0.7 8. Less: ORE Sold (0.5) (0.4) (0.3) (0.2) 9. Less: ORE Losses (write-downs) (0.3) (0.1) (0.1) - 10. Increase / (Decrease): ORE (0.8) 6.0 0.4 0.5 11. Increase / (Decrease): 90+ Days Delinquent 0.1 (0.1) - 0.2 12. Increase / (Decrease): Renegotiated Loans - (0.1) 0.2 (0.1) 13. Total NPAs & 90+ Days Delinquent Change (3.1) 2.9 (6.1) 0.2 14. Ending Balance NPAs & 90+ Days Delinquent $ 27.6 $ 30.5 $ 24.4 $ 24.6 35

Portfolio Summary Proactively engaging customers to chart path forward Using modifications to bridge and strategize Beginning the cycle with stronger credit profile and enhanced processes PPP forgiveness planning underway in anticipation of guidance Experienced workout staff with special asset process from last recession Maintaining existing underwriting standards while recognizing the impact of the situation 36

Michael C. Rechin President Chief Executive Officer

First Merchants Value Proposition Looking Forward… Pre-Tax Pre-Provision Earnings strength of $57.5 Million Tangible Common Equity of nearly 10% Allowance for loan losses & fair value marks total approximately 1.54% of loans 87% loan-to-deposit ratio produces excess liquidity Conservative underwriter, diversified loan portfolio, long-term consistent asset quality Industry leading profitability, Return on Assets, and Efficiency Ratios Trading multiple of just over 100% of Tangible Book Value is 50% of our historical average Well positioned for this challenge . . . and for the future “Strength and Stability” 38

First Merchants Corporation common stock is traded on the NASDAQ Global Select Market under the symbol FRME Additional information can be found at www.firstmerchants.com Investor Inquiries: Nicole Weaver, Investor Relations 765.521.7619 nweaver@firstmerchants.com 39

Appendix

Appendix – Non-GAAP Reconciliation

CAPITAL RATIOS (dollars in thousands):

	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20
Total Risk-Based Capital Ratio									
Total Stockholders' Equity (GAAP)	1,313,073	1,340,328	1,361,426	1,408,260	1,455,848	1,501,636	1,749,012	1,786,437	1,777,960
Adjust for Accumulated Other Comprehensive (Income) Loss	21,725	24,868	35,409	21,422	1,595	(14,602)	(25,648)	(27,874)	(53,656)
Less: Preferred Stock	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)
Add: Qualifying Capital Securities	65,975	66,030	66,086	66,141	66,197	66,252	66,308	66,363	56,419
Less: Tier 1 Capital Deductions	-	-	-	-	-	-	-	-	-
Less: Disallowed Goodwill and Intangible Assets	(467,518)	(466,063)	(464,658)	(463,525)	(462,202)	(460,885)	(570,098)	(569,468)	(568,442)
Less: Disallowed Deferred Tax Assets	(2,594)	(2,104)	(1,111)	-	(4,037)	(2,587)	(3,460)	-	-
Total Tier 1 Capital (Regulatory)	$ 930,536	$ 962,934	$ 997,027	$ 1,032,173	$ 1,057,276	$ 1,089,689	$ 1,215,989	$ 1,255,333	$ 1,212,156
Qualifying Subordinated Debentures	65,000	65,000	65,000	65,000	65,000	65,000	65,000	65,000	65,000
Allowance for Loan Losses includible in Tier 2 Capital	76,420	77,543	78,406	80,552	80,902	81,274	80,571	80,284	99,454
Total Risk-Based Capital (Regulatory)	$ 1,071,956	$ 1,105,477	$ 1,140,433	$ 1,177,725	$ 1,203,178	$ 1,235,963	$ 1,361,560	$ 1,400,617	$ 1,376,610
Net Risk-Weighted Assets (Regulatory)	$ 7,831,727	$ 8,002,666	$ 8,001,191	$ 8,060,882	$ 8,176,677	$ 8,491,188	$ 9,474,126	$ 9,799,329	$ 9,978,462
Total Risk-Based Capital Ratio (Regulatory)	**13.69%**	**13.81%**	**14.25%**	**14.61%**	**14.71%**	**14.56%**	**14.37%**	**14.29%**	**13.80%**
Common Equity Tier 1 Capital Ratio									
Total Tier 1 Capital (Regulatory)	$ 930,536	$ 962,934	$ 997,027	$ 1,032,173	$ 1,057,276	$ 1,089,689	$ 1,215,989	$ 1,255,333	$ 1,212,156
Less: Qualified Capital Securities	(65,975)	(66,030)	(66,086)	(66,141)	(66,197)	(66,252)	(66,308)	(66,363)	(56,419)
Add: Additional Tier 1 Capital Deductions	-	-	-	-	-	-	-	-	-
Common Equity Tier 1 Capital (Regulatory)	$ 864,561	$ 896,904	$ 930,941	$ 966,032	$ 991,079	$ 1,023,437	$ 1,149,681	$ 1,188,970	$ 1,155,737
Net Risk-Weighted Assets (Regulatory)	$ 7,831,727	$ 8,002,666	$ 8,001,191	$ 8,060,882	$ 8,176,677	$ 8,491,188	$ 9,474,126	$ 9,799,329	$ 9,978,462
Common Equity Tier 1 Capital Ratio (Regulatory)	**11.04%**	**11.21%**	**11.64%**	**11.98%**	**12.12%**	**12.05%**	**12.14%**	**12.13%**	**11.58%**

[1] Includes net unrealized gains or losses on securities available for sale, net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.

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Appendix – Non-GAAP Reconciliation

TANGIBLE COMMON EQUITY RATIO (dollars in thousands):

	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20
Total Stockholders' Equity (GAAP)	$ 1,313,073	$ 1,340,328	$ 1,361,426	$ 1,408,260	$ 1,455,848	$ 1,501,636	$ 1,749,012	$ 1,786,437	$ 1,777,960
Less: Preferred Stock	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)
Less: Intangible Assets	(474,777)	(473,059)	(471,409)	(469,784)	(468,256)	(466,736)	(579,751)	(578,881)	(577,366)
Tangible Common Equity (non-GAAP)	$ 838,171	$ 867,144	$ 889,892	$ 938,351	$ 987,467	$ 1,034,775	$ 1,169,136	$ 1,207,431	$ 1,200,469
Total Assets (GAAP)	$ 9,472,796	$ 9,734,715	$ 9,787,282	$ 9,884,716	$ 10,210,925	$ 10,737,857	$ 12,325,061	$ 12,457,254	$ 12,693,518
Less: Intangible Assets	(474,777)	(473,059)	(471,409)	(469,784)	(468,256)	(466,736)	(579,751)	(578,881)	(577,366)
Tangible Assets (non-GAAP)	$ 8,998,019	$ 9,261,656	$ 9,315,873	$ 9,414,932	$ 9,742,669	$ 10,271,121	$ 11,745,310	$ 11,878,373	$ 12,116,152
Tangible Common Equity Ratio (non-GAAP)	**9.32%**	**9.36%**	**9.55%**	**9.97%**	**10.14%**	**10.07%**	**9.95%**	**10.16%**	**9.91%**

TANGIBLE COMMON EQUITY PER SHARE (dollars in thousands):

	4Q10	4Q11	4Q12	4Q13	4Q14	4Q15	4Q16	4Q17	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20
Total Stockholders' Equity (GAAP)	$ 454,408	$ 514,467	$ 552,236	$ 634,923	$ 726,827	$ 850,509	$ 901,657	$ 1,303,463	$ 1,408,260	$ 1,455,848	$ 1,501,636	$ 1,749,012	$ 1,786,437	$ 1,777,960
Less: Preferred Stock	(67,880)	(90,783)	(90,908)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)
Less: Intangible Assets	(154,019)	(150,471)	(149,529)	(202,767)	(218,755)	(259,764)	(258,866)	(476,503)	(469,784)	(468,256)	(466,736)	(579,751)	(578,881)	(577,366)
Tax Benefit	2,907	2,224	2,249	4,973	6,085	6,278	5,930	6,788	5,017	4,703	4,391	7,627	7,257	6,946
Tangible Common Equity, Net of Tax (non-GAAP	$ 235,416	$ 275,437	$ 314,048	$ 437,004	$ 514,032	$ 596,898	$ 648,596	$ 833,623	$ 943,368	$ 992,170	$ 1,039,166	$ 1,176,763	$ 1,214,688	$ 1,207,415
Shares Outstanding	25,574,251	28,559,707	28,692,616	35,921,761	37,669,948	40,664,258	40,912,697	49,158,238	49,349,800	49,428,468	49,456,594	55,345,672	55,368,482	53,754,137
Tangible Common Equity per Share (non-GAAP)	**$ 9.21**	**$ 9.64**	**$ 10.95**	**$ 12.17**	**$ 13.65**	**$ 14.68**	**$ 15.85**	**$ 16.96**	**$ 19.12**	**$ 20.07**	**$ 21.01**	**$ 21.26**	**$ 21.94**	**$ 22.46**

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Appendix – Non-GAAP Reconciliation EFFICIENCY RATIO (dollars in thousands): 2018 1Q19 2019 1Q20 Non Interest Expense (GAAP) $ 219,951 $ 56,621 $ 246,763 $ 66,171 Less: Intangible Asset Amortization (6,719) (1,528) (5,994) (1,514) Less: OREO and Foreclosure Expenses (1,470) (1,165) (2,428) (505) Adjusted Non Interest Expense (non-GAAP) 211,762 53,928 238,341 64,152 Net Interest Income (GAAP) 338,857 84,866 356,660 93,877 Plus: Fully Taxable Equivalent Adjustment 10,732 2,930 13,085 3,894 Net Interest Income on a Fully Taxable Equivalent Basis (non-GAAP) 349,589 87,796 369,745 97,771 Non Interest Income (GAAP) 76,459 18,713 86,688 29,799 Less: Investment Securities Gains (Losses) (4,269) (1,140) (4,415) (4,612) Adjusted Non Interest Income (non-GAAP) 72,190 17,573 82,273 25,187 Adjusted Revenue (non-GAAP) 421,779 105,369 452,018 122,958 Efficiency Ratio (non-GAAP) 50.21% 51.18% 52.73% 52.17% FORWARD DIVIDEND YIELD 1Q20 Most recent quarter's dividend per share $ 0.26 Most recent quarter's dividend per share - Annualized $ 1.04 Stock Price at 3/31/20 $ 26.49 Forward Dividend Yield 3.93% DIVIDEND PAYOUT RATIO 2020 YTD Dividends per share $ 0.26 Earnings Per Share $ 0.62 Dividend Payout Ratio 41.9% 43

Appendix – Non-GAAP Reconciliation

CONSTRUCTION AND INVESTMENT REAL ESTATE CONCENTRATIONS (dollars in thousands):

	2018	1Q19	2019	1Q20
Total Risk-Based Capital (Subsidiary Bank Only)				
Total Stockholders' Equity (GAAP)	$ 1,456,220	$ 1,487,947	$ 1,787,006	$ 1,850,513
Adjust for Accumulated Other Comprehensive (Income) Loss [1]	19,031	(908)	(30,495)	(56,807)
Less: Preferred Stock	(125)	(125)	(125)	(125)
Less: Tier 1 Capital Deductions	-	-	-	-
Less: Disallowed Goodwill and Intangible Assets	(463,076)	(461,754)	(569,021)	(567,994)
Less: Disallowed Deferred Tax Assets	-	(4,119)	-	-
Total Tier 1 Capital (Regulatory)	1,012,050	1,021,041	1,187,365	1,225,587
Allowance for Loan Losses includible in Tier 2 Capital	80,552	80,902	80,284	99,454
Total Risk-Based Capital (Regulatory)	$ 1,092,602	$ 1,101,943	$ 1,267,649	$ 1,325,041
Construction, Land and Land Development Loans	$ 545,729	$ 542,501	$ 787,568	$ 643,674
Concentration as a % of the Bank's Risk-Based Capital	**50%**	**49%**	**62%**	**49%**
Construction, Land and Land Development Loans	$ 545,729	$ 542,501	$ 787,568	$ 643,674
Investment Real Estate Loans	1,865,544	1,887,995	1,902,692	2,118,148
Total Construction and Investment RE Loans	$ 2,411,273	$ 2,430,496	$ 2,690,260	$ 2,761,822
Concentration as a % of the Bank's Risk-Based Capital	**221%**	**221%**	**212%**	**208%**

[1] Includes net unrealized gains or losses on securities available for sale, net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.

ALLOWANCE AS A PERCENTAGE OF NON-PURCHASED LOANS (dollars in thousands):

	2Q19	3Q19	4Q19	1Q20
Loans Held for Sale (GAAP)	$ 5,854	$ 7,910	$ 9,037	$ 5,039
Loans (GAAP)	7,511,370	8,299,260	8,459,310	8,606,849
Total Loans	7,517,224	8,307,170	8,468,347	8,611,888
Less: Purchased Loans	(706,916)	(1,369,064)	(1,234,616)	(1,122,063)
Non-Purchased Loans (non-GAAP)	$ 6,810,308	$ 6,938,106	$ 7,233,731	$ 7,489,825
Allowance for Loan Losses (GAAP)	$ 81,274	$ 80,571	$ 80,284	$ 99,454
Fair Value Adjustment (FVA) (GAAP)	25,545	41,265	36,622	33,058
Allowance plus FVA (non-GAAP)	$ 106,819	$ 121,836	$ 116,906	$ 132,512
Purchased Loans (GAAP)	$ 706,916	$ 1,369,064	$ 1,234,616	$ 1,122,063
Fair Value Adjustment (FVA) (GAAP)	25,545	41,265	36,622	33,058
Purchased Loans plus FVA (non-GAAP)	$ 732,461	$ 1,410,329	$ 1,271,238	$ 1,155,121
Allowance as a Percentage of Non-Purchased Loans (non-GAAP)	**1.19%**	**1.16%**	**1.11%**	**1.33%**
FVA as a Percentage of Purchased Loans plus FVA (non-GAAP)	**3.49%**	**2.93%**	**2.88%**	**2.86%**

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